UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUAN TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):      May 11, 2022

Primerica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34680	27-1204330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Primerica Parkway Duluth, Georgia 30099
(Address of principal executive offices, and Zip Code)

(770) 381-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

The Company held its 2022 annual stockholders’ meeting on May 11, 2022.  There were 38,933,035 shares of common stock outstanding and entitled to be voted, and 35,403,617 of those shares (90.93% of the outstanding shares) were represented in person or by proxy, at the Annual Meeting.

Proposal 1:  The following nominees were elected by majority vote to serve on the Board of Directors:

Nominee	For	Withheld	Broker Non-Votes
John A. Addison, Jr.	33,209,597	698,895	1,445,317
Joel M. Babbit	33,233,199	707,291	1,445,317
P. George Benson	32,990,838	944,841	1,445,317
Amber L. Cottle	33,510,023	430,674	1,445,317
Gary L. Crittenden	33,385,993	553,652	1,445,317
Cynthia N. Day	31,107,423	2,834,424	1,445,317
Sanjeev Dheer	33,420,461	510,308	1,445,317
Beatriz R. Perez	33,322,152	612,189	1,445,317
D. Richard Williams	32,988,773	955,045	1,445,317
Glenn J. Williams	33,246,368	661,905	1,445,317
Barbara A. Yastine	32,919,228	1,021,267	1,445,317

Proposal 2:  An advisory vote on executive compensation (Say-on-Pay) was approved.

For	Against	Abstain	Broker Non-Votes
33,702,489	199,584	56,227	1,445,317

Proposal 3: The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2022 was ratified.

For	Against	Abstain	Broker Non-Votes
35,196,601	187,999	19,017	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2022		PRIMERICA, INC.

	By:	/s/ Stacey K. Geer
Stacey K. Geer
Executive Vice President, Chief Governance Officer and Deputy General Counsel

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